Exhibit 99.1

FOR IMMEDIATE RELEASE

Neohydro Technologies Corporation receives Endorsement from Houston “Think Tank”

HOUSTON – February 19, 2009 – Neohydro Technologies Corp. (OTC BB: NHYT) is pleased to announce that after months of evaluations, due diligence, and an extensive interview process, the Houston Technology Center has approved Neohydro’s application as an energy client.

The Houston Technology Center (HTC) is a non-profit business accelerator and the largest technology business incubator in Texas, supported by more than 300 corporations and organizations that assists Houston-based emerging technology companies to commercialization.

Dean Themy, CEO of Neohydro states, “We are so honored and privileged to have our Company approved to be part of such a successful entity. Being in Houston, the hub of the Oil and Gas industry has been great for our Company and the marketability of our technology. Becoming an HTC member was not easy as it is not open to all, so our membership is a milestone and a validation of our Company’s value proposition. We have received a tremendous amount of support, encouragement, and guidance on our business model and with the team of experts at HTC we are even more certain that our proprietary high voltage electrolysis / electro coagulation wastewater renewal systems will reach its full potential in the commercial marketplace, specifically the treatment of waste water in the oil and gas industry.”

About the Houston Technology Center

Houston Technology Center (HTC), a non-profit 501(c)(3)organization, is a business accelerator and the largest technology business incubator in Texas, supported by more than 300 corporations and organizations, Houston's leading academic institutions, Greater Houston Partnership, Texas Medical Center, NASA-Johnson Space Center, and the City of Houston.

Accelerating the commercialization of emerging technology companies by providing in-depth business guidance, access to capital and service providers, and entrepreneurial education, HTC has become the center of technology entrepreneurship, assisting more than 200 companies within several key sectors: Energy, Technology, Life Sciences, Nanotechnology, and NASA/Aerospace technologies.

HTC serves as the Gulf Coast Regional Center for the Texas Emerging Technology Fund, helping small to mid-size companies expediting the commercialization of new technologies. For more information, visit www.houstontech.org.

For more information on Neohydro’s filings visit www.sec.gov or to obtain more information on our unique wastewater management technology visit our website at www.neohydrotech.com

Contact:

Evian IR
Toll Free: 1-877-331-8777
Email: svd@evianir.com

Safe Harbor Statement

Statements in this press release regarding Neohydro Technologies’ products, services, capabilities, performance, opportunities, development and business outlook that are forward-looking involve and are subject to known and unknown risks, uncertainties and other factors, some of which are beyond Neohydro Technologies’ control and difficult to predict, and could cause actual results to differ materially from those anticipated, expressed or forecasted in the forward-looking statements. Such risks and uncertainties may include, but are not limited to: lack of operating history, transitioning from a development company to an operating company, difficulties in distinguishing Neohydro Technologies’ products and services, ability to manufacture and deploy Neohydro Technologies’ products, lack of or delay in market acceptance and fluctuations in customer demand, dependence on a limited number of significant customers, reliance on third party vendors and strategic partners, availability of raw materials, subassemblies and components, ability to meet future capital requirements on acceptable terms, continuing uncertainty in the emissions reduction industry and the global economy, compliance with federal and state regulatory requirements, timing, availability and success of new technology and product introductions and the other factors discussed in Neohydro Technologies’ filings with the Securities and Exchange Commission.